Liquidmetal
Technologies
                                                         News Release

FOR IMMEDIATE RELEASE
---------------------

CONTACTS:
              Investors                          Media
              David Townsend                     Otis Buchanan
              (813) 314-0280 ext. 127            (949) 206-8020
              david.townsend@liquidmetal.com     otis.buchanan@liquidmetal.com

           Liquidmetal Technologies Reports 2003 First Quarter Results

      --Quarterly Revenues Total $6.6 Million, A 12% Sequential Increase--
           --New Agreement With Growell Metal Extends Product Reach to
                        South Korea Automotive Industry--

         TAMPA, Fla., May 1, 2003--- Liquidmetal Technologies (NASDAQ: LQMT) today announced results for its 2003 first quarter ended March 31, 2003.

         Revenues for the first quarter were $6.6 million, a 348% increase over revenues of $1.5 million for the first quarter of 2002 and a 12% sequential increase over revenues of $5.9 million in the fourth quarter of 2002.

         The company's bulk alloy segment accounted for $5.8 million, or 88%, of total revenues, versus $171,000, or 12%, in the prior year first quarter. The prior year contribution from this segment was comprised solely of research and development revenues. The $5.6 million increase was attributable to the addition of manufacturing equipment sales and production of bulk Liquidmetal alloy parts and prototypes that were not a factor in prior year results. Higher R&D revenues stemming from ongoing development contracts with the Department of Defense and U.S. Army for defense-related products and with DePuy Orthopaedics for orthopedic implant products also positively impacted results for the quarter.

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         "We are pleased to report solid growth in our bulk alloy segment versus the prior year and sequentially. These results reflect the positive impact of an expanded business strategy, increased revenues from product development, and the manufacturing of first components for LG Electronics and new parts for Samsung, demonstrating their continued commitment to incorporating Liquidmetal alloy across multiple products," said John Kang, President and Chief Executive
Officer.

         The company's coatings segment contributed revenues of $772,000, or 12% of total first quarter revenues, compared with $1.3 million, or 88% in the same period last year. The year-over-year decline was largely due to a slowdown in oil drilling activity from the prior year as well as lower maintenance expenditures at power generating plants stemming from the general downturn in the U.S. economy. Proprietary Liquidmetal(R) coatings are sold to the oil drilling and power generation industries as a protective application for equipment in extreme-wear and corrosion conditions.

         The reversal in percentage revenue mix between the bulk alloy and coatings segments from the prior year first quarter is a direct outgrowth of the company's planned transition from its original coatings business to the development and manufacture of Liquidmetal alloy parts for OEM customers. The initial focus of this effort has been on four core product areas--electronic casing components, medical devices, sports and luxury goods, and defense--where the superior strength, hardness and processing characteristics of Liquidmetal alloys have attracted a roster of prominent companies engaged in ongoing product development or production. In support of these efforts, the company completed construction of its first manufacturing plant in September 2002. The plant, located in Pyongtaek, South Korea, is in close proximity to the company's initial base of customers in the electronic products industry.



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         During the first quarter, parts and prototype revenues in the bulk alloy segment included shipment of eight different casing components to Samsung Electronics and LG Electronics. This was an increase from two parts produced in the preceding fourth quarter of 2002, the company's first full quarter of production at the Pyongtaek plant; however, volumes per part and in the aggregate for the first quarter were lower than in the fourth quarter, resulting in a sequential decline in part-related revenues. The revenues from coatings, research and development, and manufacturing equipment sales offset the decline.

         "Interest in our alloys and development of new products continues to grow. While we are experiencing a longer development-to-production cycle than expected with our parts customers, the number of parts in production during the second quarter is expected be greater than in the first, and new product and partnership announcements will accelerate in the months ahead," Kang said. He noted that the first quarter included announcements relating to product development programs with Lockheed Martin, Raytheon and OQO Inc. In early April, a luxury watch featuring Liquidmetal alloy was debuted by TAG Heuer at the renowned Basel Watch and Jewelry Show, and announcement of product launches by Rawlings and HEAD Sports, among others, are expected in coming weeks.

         Revenues from equipment sales during the quarter included $2.5 million from the sale of Liquidmetal alloy casting machines to South Korea-based Growell Metal, Inc., a KOSDAQ-listed company, as part of a five-year strategic agreement finalized in March 2003. The agreement provides Growell Metal with the right to manufacture and market an exclusive line of automotive parts made from Liquidmetal alloys for customers in South Korea. Liquidmetal Technologies will receive royalty payments from the sale of Liquidmetal alloy parts produced and sold by Growell.



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         First quarter gross profit grew to $2.7 million from $781,000 in the prior year, a result of the company's increased revenues; however, gross margins were lower than in the prior year first quarter as a result of the swing in revenue mix toward a much greater percentage of revenues from the company's bulk alloy segment. Bulk alloy segment revenues currently carry a lower margin than the substantially higher-margin coatings sales that dominated the company's smaller base of revenues in the prior year. This effect was partially offset in the first quarter by higher margins from equipment sales and research and development revenues. Gross margin for the quarter was 40.8% versus 53.4% in the first quarter of 2002.

         Costs associated with the ramp-up of company operations resulted in a loss from continuing operations of $5.8 million, or $0.14 per share, compared with a loss of $4.5 million, or $0.13 per share, in the first quarter of 2002. The net loss for the current quarter also totaled $5.8 million, or $0.14 per share, compared with a prior year net loss of $5.0 million, or $0.14 per share.

         Earnings per share calculations were based on 41,229,476 weighted average shares outstanding for current first quarter versus 35,079,644 in the prior year period.

         Capital expenditures totaled $1.7 million for the quarter versus $385,000 in the prior year, mainly reflecting costs of manufacturing and R&D-related equipment. Cash and marketable securities totaled $20.4 million at March 31, 2003.

         The agreement with Growell Metal capitalizes on Liquidmetal Technologies' advanced alloy technology and Growell's 30 years of experience die casting products for South Korea-based companies in the automotive, farm machinery and electronic product industries. It signals a first step in the expansion of Liquidmetal Technologies' business strategy by establishing an alliance with a proven partner to introduce the company's alloy technology into a

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previously untapped market. It also expands a strategic partnership between the two companies that began in July 2002 when Growell contracted to manufacture alloy ingots as feedstock for Liquidmetal's Pyongtaek, South Korea plant.

         "This new agreement is a logical progression of our bulk alloy business strategy. Growell has a long history in metal die-casting, extensive experience with our unique alloy technology, and existing relationships with our team of engineers and technical staff. Moreover, their established presence in South Korea's automotive marketplace opens a new market opportunity to Liquidmetal Technologies that might otherwise have taken us years to develop organically," said Kang.

         "Recognition of our technology is spreading as we continue product development with our established customers and introduce Liquidmetal alloys to potential new partners across a diverse range of markets. The heightened validation this brings us is generating inquiries from various strategic third parties interested in joining forces to pursue new product applications or manufacturing processes that would enhance our present resources and market penetration. Our fundamental objective is to make Liquidmetal a pervasive technology. Toward that objective, we will weigh all viable opportunities to accelerate our progress while steadfastly protecting our valuable intellectual property assets."

         These results and other highlights of the 2003 first quarter will be provided in a webcast conference call hosted by Mr. Kang and Brian McDougall, Executive Vice President and Chief Financial Officer, at 8:30 a.m. EST today (May 1). Interested parties are invited to access the conference call live via the Internet from Liquidmetal Technologies' web site at http://ir.liquidmetal.com or at www.companyboardroom.com. The dial-in number for investors participating in the operator-assisted call is toll-free 1-800-915-4836 or toll 1-973-317-5319 for


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international callers. Institutional investors can also access the call via
CCBN's password-protected event management site, www.streetevents.com. A rebroadcast of the call will be available after 11 a.m. today on the company's website at http://ir.liquidmetal.com or at toll-free 1-800-428-6051 or 1-973-709-2089 for international callers, access code 288517.

About Liquidmetal Technologies
------------------------------

Liquidmetal Technologies (www.liquidmetal.com) is the leading developer, manufacturer, and marketer of products made from amorphous alloys. Amorphous alloys are unique materials that are characterized by a random atomic structure, in contrast to the crystalline atomic structure possessed by ordinary metals and alloys. Bulk Liquidmetal(R) alloys are two to three times stronger than commonly used titanium alloys, harder than tool steel, and relatively non-corrosive and wear resistant. Bulk Liquidmetal alloys can also be molded into precision net-shaped parts similar to plastics, resulting in intricate and sophisticated engineered designs. Liquidmetal Technologies is the first company to produce amorphous alloys in commercially viable bulk form, enabling significant improvements in products across a wide array of industries. The combination of a super alloy's performance coupled with unique processing advantages positions Liquidmetal alloys for what the company believes will be The Third RevolutionTM in material science.

This press release may contain "forward-looking statements" that involve risks and uncertainties, including statements regarding our plans, future events, objectives, expectations, forecasts, or assumptions. Any statement in this press release that is not a statement of historical fact is a forward-looking statement, and in some cases, words such as "believe," "estimate," "project," "expect," "intend," "may," "anticipate," "plans," "seeks," and similar expressions identify forward-looking statements. These statements involve risks and uncertainties that could cause actual outcomes and results to differ materially from the anticipated outcomes or result, and undue reliance should not be placed on these statements. These risks and uncertainties may include: our limited operating history in developing and manufacturing products from bulk amorphous alloys; the adoption of our alloys by customers; the commercial success of our customer's products; our ability to identify, develop, and commercialize new applications for our alloys; competition with suppliers of incumbent materials; the development of new materials that render our alloys obsolete; the ability to manage our anticipated growth; our limited direct experience in manufacturing bulk alloy products; scaling-up our manufacturing facilities; protecting our intellectual property; problems associated with manufacturing and selling our alloys outside of the United States; and other risks and uncertainties discussed in filings made with the Securities and Exchange Commission (including risks described in subsequent reports on Form 10-Q, Form 10-K, Form 8-K, and other filings). Liquidmetal Technologies disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.






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                    LIQUIDMETAL TECHNOLOGIES AND SUBSIDIARIES

     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                      (in thousands, except per share data)
                                   (unaudited)


                                                                                   For the Three Months
                                                                                      Ended March 31,
                                                                                --------------------------
                                                                                    2003           2002
                                                                                    ----           ----

REVENUE .....................................................................   $     6,559    $     1,463
COST OF SALES................................................................         3,883            682
                                                                                -----------    -----------
Gross Profit.................................................................         2,676            781
                                                                                -----------    -----------

OPERATING EXPENSES:
   Selling, general, and administrative......................................         4,507          2,269
   Research and development..................................................         4,038          2,696
                                                                                -----------    -----------
     Total expenses..........................................................         8,545          4,965
                                                                                -----------    -----------

LOSS BEFORE INTEREST EXPENSE AND INCOME,
      MINORITY INTEREST AND DISCONTINUED
   OPERATIONS................................................................        (5,869)        (4,184)
   Interest expense..........................................................           (63)          (312)
   Interest income...........................................................           131             --
                                                                                -----------    -----------
LOSS BEFORE MINORITY INTEREST AND
  DISCONTINUED OPERATIONS....................................................        (5,801)        (4,496)
   Minority interest in income of consolidated subsidiary....................            (7)            --
                                                                                -----------    -----------
LOSS FROM CONTINUING OPERATIONS..............................................        (5,808)        (4,496)
DISCONTINUED OPERATIONS:
   Gain (loss) from disposal of discontinued retail golf segment, net........            --           (530)
                                                                                -----------    -----------

NET LOSS.....................................................................        (5,808)        (5,026)
   Foreign exchange translation loss.........................................          (940)          (124)
   Unrealized loss on marketable securities held-for-sale....................        (1,141)            --
                                                                                -----------    -----------
COMPREHENSIVE LOSS...........................................................   $    (7,889)   $    (5,150)
                                                                                ===========    ===========

PER COMMON SHARE BASIC AND DILUTED:
   Loss from continuing operations...........................................   $     (0.14)   $     (0.13)
                                                                                ===========    ===========
   Income (loss) from discontinued operations................................   $      0.00    $     (0.02)
                                                                                ===========    ===========
   Net loss..................................................................   $     (0.14)   $     (0.14)
                                                                                ===========    ===========



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                    LIQUIDMETAL TECHNOLOGIES AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)
                                   (unaudited)

                                                                                  March 31,    December 31,
                                                                                    2003           2002
                                                                                    ----           ----
                                     ASSETS
CURRENT ASSETS:
   Cash and cash equivalents.................................................   $    18,472   $    26,003
   Marketable securities held-for-sale.......................................         1,927         3,068
   Trade receivables, net....................................................         8,134         6,404
   Inventories...............................................................         3,556         2,506
   Prepaid expenses and other current assets.................................         1,101         2,142
                                                                                -----------   -----------
        Total current assets.................................................        33,190        40,123
PROPERTY, PLANT AND EQUIPMENT, NET...........................................        22,374        23,505
INTANGIBLE ASSETS, NET.......................................................           855           785
GOODWILL.....................................................................           184           184
OTHER ASSETS.................................................................           469           408
                                                                                -----------   -----------
        Total assets.........................................................   $    57,072   $    65,005
                                                                                ===========   ===========
                      LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable and accrued expenses.....................................   $     6,932   $    11,174
   Net liabilities of discontinued operations................................           138         1,148
   Deferred revenue..........................................................           984         1,397
   Other liabilities, current portion........................................            20            19
                                                                                -----------   -----------
        Total current liabilities............................................         8,074        13,738
LONG-TERM NOTE PAYABLE.......................................................         5,175            74
OTHER LONG-TERM LIABILITES, NET OF CURRENT PORTION...........................            69            --
                                                                                -----------   -----------
        Total liabilities....................................................        13,318        13,812
                                                                                -----------   -----------
COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST............................................................            28            21
                                                                                -----------   -----------
SHAREHOLDERS' EQUITY
   Common stock, no par value; 200,000,000 shares authorized and
      41,576,523 issued and outstanding at March 31, 2003 and 41,009,245
      issued and outstanding at December 31, 2002............................       106,954       106,554
   Paid in capital...........................................................        20,326        20,326
   Unamortized stock-based compensation .....................................          (437)         (480)
   Accumulated deficit.......................................................       (82,748)      (76,940)
   Accumulated comprehensive (loss) income...................................          (369)        1,712
                                                                                -----------   -----------
        Total shareholders' equity ..........................................        43,726        51,172
                                                                                -----------   -----------
           Total liabilities and shareholders' equity .......................   $    57,072   $    65,005
                                                                                ===========   ===========


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